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                                  Exhibit 23(j)

       Consent of Independent Registered Certified Public Accounting Firm

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       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 28, 2007, relating to the financial statements and financial highlights which appear in the October 31, 2007 Annual Report to Shareholders of Transamerica IDEX Mutual Funds - Open Funds, Transamerica IDEX Mutual Funds - Closed Funds, and Transamerica IDEX Mutual Funds - Fund of Funds, and our report dated January 25, 2008, relating to the financial statements and financial highlights which appears in the October 31, 2007 Annual Report to Shareholders of Transamerica IDEX Mutual Funds
- Class I Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Certified Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Tampa, FL
February 26, 2008